UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. ___)
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☑	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

CCA Industries, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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CCA INDUSTRIES, INC.
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
JULY 7, 2010
TO THE SHAREHOLDERS:
NOTICE IS HEREBY GIVEN that the Annual Meeting of the Shareholders of CCA INDUSTRIES, INC., a Delaware corporation (hereinafter, the “Company”) will be held on July 7, 2010, at 2:00 p.m., at the office of the Company, 200 Murray Hill Parkway, East Rutherford, NJ, for the following purposes:
Management Proposals
1.	To elect directors to serve on the Board of Directors for the ensuing year.

2.	To ratify the appointment of KGS LLP (“KGS”) as the Company’s independent registered public accounting firm for the fiscal year ending November 30, 2010.
Such other business, if any, as may properly come before the meeting or any adjournment thereof, shall also be considered.
The identified proposals are more fully described, and related information is presented, in the Proxy Statement accompanying this Notice.
Only shareholders of record at the close of business on May 17, 2010 are entitled to notice of the meeting, and to vote at the meeting and at any continuation or adjournment thereof.
Your vote is very important. All shareholders are requested to be present at the meeting in person or by proxy so that a quorum may be insured. Alternatively, you may vote via the internet, or if preferred, you may request a proxy card.

BY ORDER OF THE BOARD OF DIRECTORS

Ira W. Berman
Chairman of the Board, Executive Vice
President and Secretary
East Rutherford NJ
May 17, 2010
WHETHER OR NOT YOU PLAN TO ATTEND THIS MEETING, YOU ARE URGED TO EITHER VOTE BY INTERNET, OR COMPLETE, SIGN AND RETURN THE PROXY CARD IF YOU REQUESTED ONE. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES AND IN THE ENVELOPE PROVIDED WITH THE PROXY CARD.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JULY 7, 2010.
Our Proxy Statement and Annual Report are available online at:
www.ccaindustries.com/2010-meeting.shtml

CCA INDUSTRIES, INC.
200 Murray Hill Parkway
East Rutherford, New Jersey 07073
www.ccaindustries.com

PROXY STATEMENT

The enclosed proxy is solicited on behalf of the Board of Directors of CCA INDUSTRIES, INC., a Delaware corporation (hereinafter, the “Company”), for use at its Annual Meeting of Shareholders to be held on July 7, 2010, at 2:00 p.m., at the Company’s office, 200 Murray Hill Parkway, East Rutherford, New Jersey. Shareholders of record on May 17, 2009 will be entitled to vote. The Company has made the proxy materials available to the shareholders of record at www.ccaindustries.com/2010-meeting.shtml beginning on May 17, 2010 and is first mailing such materials to the shareholders that requested printed copies of such materials on or about May 24, 2010.
NOTICE ONLY DELIVERY METHOD
In 2010, the Company adopted the Securities and Exchange Commission “Notice Only” delivery method of distributing the Proxy Statement, Proxy Card and Annual Report to shareholders, which allows the Company to furnish its proxy materials over the internet to its shareholders instead of mailing paper copies of those materials to each shareholder. Therefore, on or about May 17, 2010, the Company is mailing a Notice of Internet Availability of Proxy Materials (“E-Notice”) to the shareholders which contains information regarding the availability of proxy materials, a letter to the shareholders and the Company’s annual report on Form 10-K for the 2009 fiscal year. The E-Notice includes information on how to vote online in the investor section of the Company’s website, www.ccaindustries.com/2010-meeting.shtml, and at www.voteproxy.com. Shareholders may also request a printed copy of the proxy materials by either calling 888-Proxy-NA (888-776-9962) or 718-921-8562 (for international callers), sending an e-mail to info@amstock.com or going online to the website: http://www.amstock.com/proxyservices/requestmaterials.asp. The E-Notice is not a proxy card and cannot be used to vote your shares.
IMPORTANT VOTING INFORMATION
Broker Voting Change — Broker Non-Vote. If you are a beneficial owner of shares which are held on your behalf by a broker as of the record date of May 17, 2010, you must instruct the broker how to vote your shares. If you do not provide voting instructions, your shares will not be voted on any proposal on which the broker does not have discretionary authority to vote. This is called a “BROKER NON-VOTE”. In the event that you do not provide voting instructions to your broker, the broker can register your shares as being present at the Annual Meeting of Shareholders for purposes of determining the presence of a quorum, but will not be able to vote on those matters for which specific authorization is required under the rules of the NYSE Amex stock exchange. A change to NYSE Rule 452 that became effective January 1, 2010 no longer permits brokers to vote in the election of directors if the broker has not received instructions from the beneficial owner. This represents a change from prior years, when brokers had discretionary authority in the election of directors. Accordingly, it is particularly important that beneficial owners instruct their brokers how they wish to vote their shares.

VOTING
The Company, as provided in and by its Certificate of Incorporation, has two authorized classes of common stock, denominated Common Stock and Class A Common Stock, and one authorized class of preferred stock, denominated Preferred Stock.
As of May 17, 2010, the record date for the Annual Meeting, there were 6,086,740 shares of Common Stock and 967,702 shares of Class A Common Stock outstanding. There are no outstanding shares of Preferred Stock.
Holders of Common Stock and holders of Class A Common Stock are entitled to one vote for each share of stock held, and the voting and other rights of each class are equivalent, except in respect to the election of directors. The Class A Common Stock shareholders have the right to elect four directors and the Common Stock shareholders have the right to elect three directors.
A quorum, counting proxies and shares represented in person, is necessary to the voting upon proposals proposed by management, and other business that may properly come before the Annual Meeting. Fifty percent (50%) of the outstanding shares of Common Stock is a quorum for the election of directors to be elected by the holders of Common Stock, and fifty percent (50%) of the outstanding shares of Class A Common Stock is a quorum for the election of directors to be elected by holders of Class A Common Stock. For matters on which the shareholders vote together as a single class, fifty percent (50%) of all outstanding shares constitutes a quorum.
Election of directors is by a plurality vote of the respective class. Ratification of the appointment of the Company’s independent certified public accountants requires a majority of the votes cast on the matter. Broker non-votes and abstentions will have no effect on the outcome of the matters to be voted upon at the meeting.
How to Vote:
You may vote in person at the annual meeting, by internet or by proxy. Even if you plan to attend the annual meeting, we encourage you to vote by following the internet voting instructions on the E-Notice in advance of the annual meeting or, if you request a proxy card to be sent to you, by completing, signing and returning your proxy card.
In Person:
If you plan to attend the meeting and wish to vote in person, we will give you a ballot at the meeting. If your shares are held in the name of a broker or other nominee, we will allow you to attend the meeting upon presentation from the brokerage company an account statement, letter or other evidence satisfactory to us of your beneficial ownership of the shares. However, only your broker or other nominee can vote your shares on your behalf.
Internet:
To vote online, go to http://www.voteproxy.com as set forth on the E-Notice and follow the on-screen instructions. You will need the control number on your E-Notice to vote online.
Proxy:
If you have requested that a proxy card be sent to you, please mail your completed, signed and dated proxy card in the enclosed postage-paid return envelope as soon as possible.
You have the power to revoke your proxy at any time before its exercise. Thus, it may be revoked prior to its exercise by the filing of an instrument of revocation, or a duly executed proxy bearing a later date, with the Secretary of the Company at the Company’s principal executive office. You can also revoke a filed proxy by attending the meeting and voting in person.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information regarding the ownership of the Company’s Common Stock, Class A Common Stock and ownership of all shares outstanding as of May 14, 2010 by (i) each person known to the Company to be the beneficial owner of more than five percent (5%) of the outstanding shares of Common Stock and/or Class A Common Stock, (ii) each of the directors and director nominees, (iii) each of the named executive officers listed in the summary compensation table and (iv) all current officers and directors as a group. Unless otherwise indicated, each of the shareholders has sole voting and investment power with respect to the shares owned (subject to community property laws, where applicable), and is the beneficial owner of them.

	Beneficial Ownership of Equity Securities
	Number of Shares Owned			Ownership	Ownership	Ownership
		Class A		Percentage of	Percentage of	Percentage of
	Common	Common	“Option	Common Stock	Class A Stock	All Shares
Name and Address	Stock	Stock	Shares”	Outstanding (1)	Outstanding (1)	Outstanding (1)

David Edell c/o CCA Industries, Inc.	146,609	484,615	—	2.4%	50.1%	8.9%

Ira W. Berman c/o CCA Industries, Inc.	160,533	483,087	—	2.6%	49.9%	9.1%

Stanley Kreitman c/o CCA Industries, Inc.	15,000	—	—	*	—	0.2%

Robert Lage c/o CCA Industries, Inc.	—	—	—	—	—	0.0%

James P. Mastrian c/o CCA Industries, Inc.	—	—	—	—	—	0.0%

Jack Polak c/o CCA Industries, Inc.	53,254	—	—	*	—	0.8%

Dunnan Edell c/o CCA Industries, Inc.	97,158	—	—	1.6%	—	1.4%

Drew Edell c/o CCA Industries, Inc.	98,108	—	—	1.6%	—	1.4%

Stephen A. Heit c/o CCA Industries, Inc.	1,212	—	—	*	—	0.0%

Officers & Directors As a Group (10 persons)	571,874	967,702	—	9.4%	100.0%	21.8%

*	Represents less than 1% of the outstanding shares of the class.

(1)
David Edell and Ira Berman own 100% of the outstanding shares of Class A Common Stock. Messrs. David Edell, Dunnan Edell, and Ira Berman are officers and directors. Messrs. Stephen Heit and Drew Edell are officers. Messrs. Lage, Mastrian, Kreitman and Polak are independent, outside directors.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Based upon the reports furnished to the Company, all reports required to be filed during or concerning the Company’s 2009 fiscal year, by officers, directors and shareholders who own more than ten percent of the Company’s equity securities, pursuant to Section 16 of the Securities Exchange Act of 1934 (Form 3, Initial Statement of Beneficial Ownership; Form 4, Statement of Changes of Beneficial Ownership; and Form 5, Annual Statement of Beneficial Ownership), were timely filed with the Securities and Exchange Commission.

EXECUTIVE COMPENSATION
Summary Compensation Table
The following table summarizes compensation earned in the 2009, 2008 and 2007 fiscal years by the Chief Executive Officer and Chief Financial Officer and each of our other three most highly compensated executive officers.
Summary Compensation Table

				All Other
Name and Principal		Salary	Bonus	Compensation		Total
Position	Year	($)	($) (1)	($) (2)		($)
David Edell	2009	878,354	513,328	43,652	(3)	1,435,334
Chief Executive Officer	2008	812,700	422,285	43,639		1,278,624
	2007	794,173	532,807	44,155		1,371,135
Ira. W. Berman	2009	878,354	513,328	45,552	(3)	1,437,234
Secretary, Executive Vice	2008	812,700	422,285	45,443		1,280,428
President & Chairman of	2007	794,173	532,807	40,699		1,367,679
the Board of Directors
Dunnan Edell	2009	350,000	96,000	17,909		463,909
President & Chief	2008	343,269	96,000	16,632		455,901
Operating Officer	2007	355,962	120,000	11,060		487,022
Stephen Heit	2009	250,000	35,000	10,370		295,370
Chief Financial Officer &	2008	234,615	24,000	9,093		267,708
Executive Vice President	2007	229,327	30,000	8,081		267,408
Drew Edell	2009	275,000	48,000	12,620		335,620
Executive Vice President,	2008	269,711	48,000	11,442		329,153
Research & Development	2007	279,904	60,000	10,008		349,912

(1)	Bonus amounts represent amounts earned in each respective fiscal year, not necessarily paid in each year.

(2)	Includes the personal-use value of Company-leased automobiles, the value of Company-provided life insurance, and health insurance that is made available to all employees.

(3)
The employment agreements of each of Edell and Berman provide that they may receive an additional reimbursement for a complete physical examination and reimbursement of up to $5,000 of medical expenses for each employment or consulting period. The Company also pays for a life insurance policy owned by each of Edell and Berman, with a face value of $750,000 for each policy, as per their respective employment agreements. The employment agreements of Edell and Berman provide that in the event of death within the employment and consulting periods, the Company is obligated for two successive years to pay the executive’s estate an amount equal to the annual base salary and the bonus received by the executive for the previous fiscal year.

The Company lost eligibility for the corporate tax deduction of approximately $747,668 of officers’ compensation for fiscal 2009, in accordance with Internal Revenue Service rules.
Compensation Program
The Company’s Executive Compensation Program, administered by the Compensation Committee is based on guiding principles designed to align executive compensation with Company values and objectives, business strategy, management initiatives, and financial performance, and has an established program to:
•	Reward executives for long-term strategic management and the enhancement of shareholder value.

•	Integrate compensation programs with both the Company’s annual and long-term strategic planning.

•	Support a performance-oriented environment that rewards performance not only with respect to Company goals, but also Company performance as compared to industry-performance levels.

Under the Company’s compensation program, the Compensation Committee may issue either cash and/or equity based compensation. The Compensation Committee determines the level of salary and bonuses, if any of the corporate officers. The Committee determines the salary or salary range based upon competitive norms. Actual salary changes are based upon performance.
Employment Agreements
David Edell and Ira W. Berman
On March 17, 1994, the Board of Directors approved l0-year employment contracts (herein below, the “Edell/Berman Contracts”) for each of David Edell and Ira W. Berman (with Mr. Edell and Mr. Berman abstaining). Pursuant thereto, each officer was provided a base salary of $300,000 in fiscal 1994, with a year-to-year CPI or 6% increase, plus 2.5% of the Company’s pre-tax income, plus depreciation and amortization (the “2.5% measure”), plus 20% of the base salary, as bonus. Each of the contracts also provides that at the end of the term or upon retirement, such officer shall be retained as a consultant for a consideration equal to 50% of the prior year’s salary and the bonus received for a five year period, and that such officer may receive an additional reimbursement for a complete physical examination and reimbursement of up to $5,000 of medical expenses for each employment or consulting period. The Company also pays for a life insurance policy owned by each officer, with a face value of $750,000 for each policy, as per each respective employment agreement. During fiscal 2009, the Company paid premiums totaling $55,438 for both policies. The employment agreements provide that in the event of death within the employment and consulting periods, the Company is obligated for two successive years to pay such executive’s estate an amount equal to the annual base salary and the bonus for the previous fiscal year.
In February 1999, the 2.5% measure in the bonus provisions of each of the Edell/Berman Contracts was amended so as to calculate it against earnings before income taxes, plus depreciation, amortization, and expenditures for media and cooperative advertising in excess of $8,000,000. On May 24, 2001, each of the Edell/Berman Contracts was amended to increase the then-current base annual salaries by $100,000 per annum, and to extend the terms of each contract through November 30, 2007. On October 16, 2002, each contract (otherwise unamended) was again extended to December 31, 2010.
On December 1, 2009, David Edell and Ira W. Berman received a contractual 6% increase of $52,701 each to their base salaries.
Dunnan Edell
David Edell’s son, Dunnan Edell had a 5-year employment contract that was due to expire November 30, 2007, providing for a base annual salary of $270,000. On July 1, 2003, Dunnan Edell’s salary was increased to $300,000. On February 10, 2006, the employment contract was extended to December 1, 2010. On May 17, 2007, Dunnan Edell’s salary was increased to $350,000, effective December 1, 2006. Dunnan Edell’s contract was thereafter extended to November 30, 2012. Dunnan Edell’s employment contract provides that in the event of his death during the employment period, his estate shall receive a sum equal to fifty percent of his annual salary for two successive years. The contact also provides for a severance payment for two years in the event that the Company moves more than 100 miles from its current location.
Drew Edell
David Edell’s son, Drew Edell had a 5-year employment contract that was due to expire November 30, 2007, providing for a base annual salary of $200,000. On January 5, 2004, Drew Edell’s salary was increased to $225,000 and in 2005, it was increased to $250,000. On February 10, 2006, the employment contract was extended to December 1, 2010. On May 17, 2007, Drew Edell’s salary was increased to $275,000, effective December 1, 2006. Drew Edell’s contract was thereafter extended to November 30, 2012. Drew Edell’s employment contract provides that in the event of his death during the employment period, his estate shall receive a sum equal to fifty percent of his annual salary for two successive years. The contact also provides for a severance payment for two years in the event that the Company moves more than 100 miles from its current location.

Stock Option Plans
Long-term incentives are provided through the issuance of stock options.
There were no stock options outstanding as of November 30, 2009 for the named executive officers. All outstanding stock options issued to the named executive officers expired during fiscal 2009, and no stock options were exercised during that period.
On July 9, 2003, the Company’s 2003 Stock Option Plan was approved by the shareholders at the Company’s Annual Meeting. An Amended and Restated 2003 Stock Option Plan was approved by the shareholders at the Annual Meeting held on June 15, 2005. The Stock Option Plan covers 1,000,000 shares of the Company’s Common Stock. On August 25, 2004, 25,000 stock options were issued to key employees exercisable at $7.50 per share, of which none are outstanding.
The Amended and Restated 2003 Stock Option Plan provides for the granting of options to employees (including officers and directors who are also employees) and consultants of the Company (provided, however, that Incentive Stock Options may not be granted to any non-employee director or consultant). Both Incentive Stock Options and Nonqualified Stock Options may be granted under the plans. The Incentive Stock Options (but not the Nonqualified Stock Options) are intended to qualify as “Incentive Stock Options” as defined in Section 422(a) of The Internal Revenue Code. The Plans are not qualified under Section 401(a) of the Code, nor subject to the provisions of the Employee Retirement Income Security Act of 1974.

CORPORATE GOVERNANCE
Board Leadership Structure
The Chairman of the Board of Directors is Ira Berman, and the Chief Executive Officer of the Company is David Edell. Ira Berman also serves as Executive Vice President and Secretary. There is no lead independent director, however, Robert Lage, an independent director, serves as Chairman of the Audit and Compensation Committees. The Company has had separate positions of Chairman of the Board and Chief Executive Officer since its inception. Dunnan Edell is the President of the Company and also serves as a director of the Company. On December 1, 2010, David Edell will retire as Chief Executive Officer of the Company and Ira Berman will retire as Executive Vice President of the Company. Effective December 1, 2010, Dunnan Edell, who currently serves as President, will be appointed Chief Executive Officer of the Company. Ira Berman and David Edell will remain as members of the Board of Directors and Ira Berman will continue as Chairman of the Board.
The Board of Directors consists of seven members, four of whom are independent. Members of the Board of Directors are kept informed of the Company’s operations by reviewing materials provided to them, visiting the Company’s offices, speaking to the executives of the Company and by attending meetings of the board and its committees. A meeting is held at least once per year with only the independent directors in attendance.
The Board of Director’s leadership is designed so that the independent directors exercise oversight over the Company’s key issues related to strategy and risk. A detailed annual budget is presented and approved by the directors, including plans for media expenditures. Revised forecasts for the fiscal year are presented to the directors as circumstances dictate.
Risk Oversight
The Company does not have a risk management committee. Risk oversight is performed by the entire Board of Directors. The Board considers risk levels in various areas of operation of the Company, including, but not limited to, legal and litigation issues, investments in marketable securities, accounts receivable and inventory levels, returns of product, and proposed new products. Robert Lage, the Chairman of the Audit Committee, is in regular communication with Stephen Heit, the Company’s Chief Financial Officer, reviewing the Company’s internal controls, compliance with the Sarbanes-Oxley Act, the Company’s financial results and compliance with the Company’s Standard of Business Conduct. All employees, including the executive officers, are required to comply with the Company’s Standard of Business Conduct. A copy of the Standard of Business Conduct is available under Corporate Governance in the Investor Relations section of the Company website www.ccaindustries.com. The Board believes that the close oversight by members of the Board over the Company and its management provides effective risk management of the Company’s operations.
Director Independence
Stanley Kreitman, Jack Polak, James Mastrian and Robert Lage are deemed by the Company to be “independent” members of the Board of Directors, as determined in accordance with Section 803(a) of the NYSE Amex stock exchange rules and by regulations of the SEC.
There were no related party transactions that occurred between the Company and any of the independent directors, and accordingly there were no transactions, relationships or arrangements not disclosed under “Transactions with Related Persons” that were considered by the board under the applicable independence definitions in determining that the director is independent.
Board Meetings
During fiscal year 2009, the Board of Directors held four meetings, the Audit Committee held four meetings, the Compensation Committee held one meeting, the Nominating Committee held one meeting, and the Investment Committee held four meetings. All of the directors attended at least 75% of all of the meetings of the Board and the respective committees of the Board of which they were members.

All of the Company’s directors were present at the last annual meeting. The Company does not have a policy with regards to directors’ attendance at annual shareholder meetings.
Committees of the Board
The Board of Directors has the following standing committees:
Audit Committee
The Company has an Audit Committee comprised solely of independent directors, Messrs. Stanley Kreitman, Jack Polak, and Robert Lage. Mr. Lage serves as Chairman of the Audit Committee. Robert Lage, a certified public accountant, and Stanley Kreitman, former president of a national bank, are deemed by the Board of Directors to be “audit committee financial experts” as defined by the SEC rules and are “financially sophisticated” as defined by NYSE-Amex rules.
The Audit Committee is appointed by the Board to assist the Board with oversight of (i) the integrity of the financial statements of the Company, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the independence and qualifications of the Company’s external auditors, and (iv) the performance of the Company’s internal audit function and external auditors. It is the Audit Committee’s responsibility to retain or terminate the Company’s independent registered public accounting firm, who audit the Company’s financial statements, and to prepare the Audit Committee report that the SEC requires to be included in the Company’s Annual Proxy Statement. As part of its activities, the Audit Committee meets with the Company’s independent registered public accounting firm at least annually to review the scope and results of the annual audit and quarterly to discuss the review of the quarterly financial results. In addition, the Audit Committee receives and considers the independent registered public accounting firm’s comments and recommendations as to internal controls, accounting staff, management performance and auditing procedures. The Audit Committee is also responsible for establishing procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls and auditing matters and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.
Regarding fiscal 2009, the Audit Committee (a) reviewed and discussed the Company’s audited financial statements with management; (b) received and discussed the information required to be discussed, pursuant to Auditing Standards and SEC regulations with the Company’s independent registered public accounting firm; (c) received written disclosures, and the letter concerning same, from the independent registered public accounting firm as required by SEC regulations and by Independence Standards Board Standard; (d) discussed the independence of the auditors, with the auditors; and (e) recommended that the audited financial statements be included in the Company’s Annual Report on Form 10-K.
An Audit Committee Charter was adopted by the full Board of Directors. A copy of the Audit Committee Charter can be found in the investor section of the Company’s website at www.ccaindustries.com.
Compensation Committee
The Compensation Committee is comprised of Messrs. Stanley Kreitman, Jack Polak, Robert Lage and James Mastrian. Mr. Lage serves as Chairman of the Compensation Committee.
The functions of the Compensation Committee include evaluating the performance of the Chief Executive Officer, and other executive officers of the Company, and, based on this evaluation, determining and approving the compensation of the Chief Executive Officer; making recommendations to the Board with respect to compensation of the Company’s other executive officers; making recommendations to the Board with respect to compensation of non-management directors; making recommendations to the Board with respect to, and administering, the Company’s compensation plans; and performing other related functions specified in the Committee’s charter.

A Compensation Committee Charter was adopted by the full Board of Directors. A copy of the Committee Charter can be found in the investor section of the Company’s web site at www.ccaindustries.com.
Nominating Committee
The Nominating Committee consists of Stanley Kreitman and Jack Polak. Stanley Kreitman serves as Chairman of the Nominating Committee. There is no charter for the nominating committee.
The Nominating Committee’s responsibilities include, among other things, identifying individuals qualified to become Board members and recommending to the Board nominees to stand for election at any meeting of shareholders, and identifying and recommending nominees to fill any vacancy, however created, in the Board.
Nominees for director are selected on the basis of broad experience and diversity, which includes differences of viewpoint, professional experience, education, skill and other individual qualities. In addition, integrity, the ability to make independent analytical inquiries, an understanding of the Company’s business environment with particular emphasis on consumer products and the Company’s retail partners, and a willingness to devote adequate time to Board of Director duties are also considered. The Committee may consider candidates proposed by management or shareholders but is not required to do so. The Committee does not have any formal policy with regard to the consideration of any director candidates recommended by the security holders or any minimum qualifications or specific procedure for identifying and evaluating nominees for director as the Board does not believe that such a formalistic approach is necessary or appropriate at this time.
Shareholders may propose candidates for Board membership by writing to CCA Industries Inc., Attention: Nominating Committee, 200 Murray Hill Parkway, East Rutherford, NJ 07073 so that the nomination is received by the Company by January 17, 2011 to be considered for the 2011 Annual Meeting. Any such proposal shall contain the name, Company security holdings and contact information of the person making the nomination; the candidate’s name, address and other contact information; any direct or indirect holdings of the Company’s securities by the nominee; any information required to be disclosed about directors under applicable securities laws and/or stock exchange requirements; information regarding related party transactions with the Company and/or the shareholder submitting the nomination; any actual or potential conflicts of interest; the nominee’s biographical data, current public and private company affiliations, employment history and qualifications and status as “independent” under applicable securities laws and stock exchange requirements. Nominees proposed by shareholders will receive the same consideration as other nominees.
Investment Committee
The Investment Committee members are Ira W. Berman, Stanley Kreitman and Jack Polak. Ira Berman serves as Chairman of the Investment Committee.
The Investment Committee’s responsibilities are to set investment policies (subject to approval of the Board of Directors) and guidelines, including policies and guidelines regarding asset classes, asset allocation ranges, and prohibited investments, and to review the management and performance of the Company’s investments.
Communications with Directors
Shareholders of the Company who wish to communicate with the Board or any individual director can write to CCA Industries, Inc., Investor Relations, 200 Murray Hill Parkway, East Rutherford, NJ 07073 or send an email to IBerman@ccaindustries.com. Your letter or email should indicate that you are a shareholder of the Company. Depending on the subject matter of your inquiry, management will forward the communication to the director or directors to whom it is addressed; attempt to handle the inquiry directly, as might be the case if you request information about the Company or it is a shareholder related matter; or not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic. At each Board meeting, a member of management presents a summary of all communications received since the last meeting that were not forwarded and makes those communications available to any requesting director.

TRANSACTIONS WITH RELATED PERSONS
The Company’s policy regarding transactions with related persons requires transactions with related persons to be reviewed and approved or ratified by the Company’s Audit Committee as well as by the Company’s Chief Executive Officer and Chief Financial Officer. In this regard, all such transactions are first discussed with the Chief Executive Officer and the Chief Financial Officer for an initial determination of whether such further related person transaction review is required. The Company utilizes the definition of related persons under applicable SEC rules, defined as any executive officer, director or nominee for director of the Company, any beneficial owner of more than 5% of the outstanding shares of the Company’s common stock, or any immediate family member of any such person. In reviewing these transactions, the Company strives to assure that the terms of any agreement between the Company and a related party is at arm’s length, fair and at least as beneficial to the Company as could be obtained from third parties. The Audit Committee, in its discretion, may consult with third party appraisers, valuation advisors or brokers to make such determination.
The Company has not entered into any transactions since the beginning of the Company’s last two fiscal years, or has proposed to enter into any transaction, in which any related person had or will have a direct or indirect material interest.

PROPOSAL NO. 1
NOMINATION AND ELECTION OF DIRECTORS
At the Annual Meeting, seven directors are to be elected to the Company’s Board of Directors. All directors are subject to one-year terms and annual election. Four directors are elected by the holders of Class A Common Stock and three directors are elected by the holders of Common Stock. Each director holds office until the next Annual Meeting of Shareholders and until a successor is elected and qualified, or until death, resignation or removal.
The four nominees proposed for election by the holders of the Company’s Class A Common Stock (David Edell, Ira Berman, Jack Polak and Stanley Kreitman) served as directors during fiscal year 2009. The three nominees proposed for election by the holders of Common Stock (Dunnan Edell, James P. Mastrian and Robert Lage) served as directors during fiscal year 2009 and were recommended for re-election by the Nominating Committee of the current board of directors.
There were no arrangements or understandings between any director or nominee for director and any other person pursuant to which such person was selected as a director or nominee for director. There are no family relationships among any of the directors or executive officers or nominees for director or executive officer, except that David Edell, the Chief Executive Officer and a director, is the father of Dunnan Edell, the President and Chief Operating Officer and a director, and Drew Edell, Executive Vice President.
The following table summarizes information with respect to the nominees:

Name	Age	Director Since

Class A Common Stock Nominees:
David Edell	77	1983
Ira W. Berman	78	1983
Jack Polak	97	1983
Stanley Kreitman	77	1996

Common Stock Nominees:
Dunnan Edell	54	1994
James P. Mastrian	67	2009
Robert Lage	73	2003
Set forth below is additional information regarding all nominees for director, including information concerning their principal occupations and certain other directorships.
Class A Common Stock Nominees
No vote or proxy is solicited in respect of the nominees to be elected by the holders of Class A Common Stock, since two of such nominees, Messrs. Ira W. Berman and David Edell, own all of the shares of Class A Common Stock, and they have jointly proposed themselves, Mr. Polak and Mr. Kreitman, for re-election.
David Edell has served as the Company’s Chief Executive Officer since 1983. Prior to his association with the Company, he was a marketing and financial consultant; and, by 1983, he had extensive experience in the health and beauty aids field as an executive director and/or officer of Hazel Bishop, Lanolin Plus and Vitamin Corporation of America. In 1954, David Edell received a Bachelor of Arts degree from Syracuse University. Mr. Edell is the father of Dunnan Edell and Drew Edell.
Director Qualifications
•	Extensive experience in the consumer products market segment

•	Founder of the Company and leadership role since inception

Ira W. Berman has served as the Company’s Executive Vice President and Corporate Secretary since 1983. He is also Chairman of the Board of Directors. Mr. Berman is an attorney who specialized in business and corporate law and securities and corporate litigation. He received a Bachelor of Arts Degree (1953) and Bachelor of Laws Degree (1955) from Cornell University.
Director Qualifications
•	Attorney with over fifty-two years of practice in SEC and corporate matters
•	Founder of the Company and leadership role since inception
Jack Polak has been a private investment consultant since April 1982. In 1992, he was knighted by Queen Beatrix of the Netherlands for his efforts on behalf of the Anne Frank Center, USA, for which he still actively works, and is Chairman Emeritus, and holds a tax certification in The Netherlands. He was a director and member of the Audit and Compensation Committee of K.T.I. Industries, Inc., from February 1995 until 1999, when K.T.I., a waste-to-energy business was acquired by Casella Industries. From 2000 until 2002, he was a director of Oakhurst Industries, a public company that owns an automotive accessories distributor, a waste-to-energy tire facility, and a road construction company.
Director Qualifications
•	Finance experience — has been a private investment consultant for over 27 years
•	Previously served as a director of two public companies
Stanley Kreitman is the past Chairman of the Board of Trustees of the New York Institute of Technology. Since February 1999 he has been a director of KSW Corp., which was listed on the NASDAQ exchange. He is also a director of Arbinet Corp., which is listed on the NASDAQ exchange, the New York Board of Corrections and the North Shore Long Island Jewish Hospital. From 1975 — 1993 he was President of United States Banknote Corp., listed on the New York Stock Exchange, a securities printer.
Director Qualifications
•	Leadership experience as President of United States Banknote Corporation
•	Extensive experience serving on boards of directors of various corporations and organizations
•	Deemed by the Board of Directors to be an “audit committee financial expert” as defined by the SEC rules and “financially sophisticated” as defined by the NYSE-Amex rules
Common Stock Nominees
The Nominating Committee is proposing Dunnan Edell, Robert Lage and James P. Mastrian for election by the holders of Common Stock at the 2010 Annual Meeting.
Dunnan Edell has served as the Company’s President and Chief Operating Officer since 2003. Mr. Edell joined the Company in 1984, was appointed Divisional Vice-President in 1986. He has been a director since 1994. He is a graduate of the George Washington University. He was employed by Alleghany Pharmacal Corporation from 1982 to 1984 and by Hazel Bishop from 1977 to 1981. Mr. Edell is the son of David Edell and the brother of Drew Edell.
Director Qualifications
•	President of the Company since 2003, served with the company since 1984
•	Experienced in the consumer products market place
Robert A. Lage, a retired CPA, was a partner at Price Waterhouse Coopers Management Consulting Service prior to his retirement in 1997. He has been engaged in the practice of public accounting and management consulting since 1959. He received a BBA from Bernard Baruch College of The City University of New York in 1958.

Director Qualifications
•	Certified Public Accountant since 1959
•	Extensive experience as a partner at Price Waterhouse Coopers Management Consulting Service
•	Deemed by the Board of Directors to be an “audit committee financial expert” as defined by the SEC rules and “financially sophisticated” as defined by NYSE-Amex rules
James P. Mastrian retired from the Rite Aid Corp. in August 2008. He was the special advisor to the Chairman and Chief Executive Officer. Prior to that, he was the Chief Operating Officer of Rite Aid Corp. from October 2005 to August 2007. He had been Senior Executive Vice President, Marketing, Logistics and Pharmacy Services from November 2002 to October 2005, and was Senior Executive Vice President, Marketing and Logistics of Rite Aid from October 2000 until November 2002. Prior to that he was Executive Vice President, Marketing from November 1999 to October 2000. Mr. Mastrian was also Executive Vice President, Category Management of Rite Aid from July 1998 to November 1999. Mr. Mastrian was Senior Executive Vice President, Merchandising and Marketing of OfficeMax, Inc. from June 1997 to July 1998 and Executive Vice President, Marketing of Revco D.S., Inc. from July 1994 to June 1997, and served in other positions from September 1990. Mr. Mastrian also serves on the National Board of the Boys Hope Girls Hope, an international educational and residential program for academically capable abused, neglected and abandoned children. Mr. Mastrian received a B.S. Pharmacy from the University of Pittsburgh in 1965.
Director Qualifications
•	Leadership role in the retail sector with a large chain drug store company
•	Extensive marketing experience at retail
RECOMMENDATION OF THE BOARD OF DIRECTORS
The Board of Directors unanimously recommends a vote in favor of each of the Common Stock nominees as proposed in this Proposal No. 1.

DIRECTOR COMPENSATION
Each outside director was paid $2,500 per meeting for attendance at board meetings by teleconference and $5,000 per meeting for attendance at board meetings in person in fiscal 2009. The full Board of Directors met four times in fiscal 2009. The outside directors are Robert Lage, Stanley Kreitman, Jack Polak and James Mastrian. The following table summarizes the compensation received by the outside directors during fiscal 2009.

Directors	Fees Earned	Total
Stanley Kreitman	$15,000	$15,000
Robert Lage	45,000	45,000
James Mastrian	7,500	7,500
Jack Polak	15,000	15,000
Seth Hamot	7,500	7,500
(Retired June 24, 2009)
Robert Lage, as chairman of the Audit Committee, provided review services for which he received an additional $30,000, included in the amount of fees earned in the table above.
Board members who are also officers are not separately compensated for their services as directors.
Directors receive no compensation for attendance at any board of director committee meetings.

PROPOSAL NO. 2
APPROVAL OF APPOINTMENT OF AUDITORS
The Audit Committee has appointed the firm of KGS LLP, an independent registered public accounting firm (the “Auditors”), to audit the accounts and certify the financial statements of the Company for the fiscal year ending November 30, 2010. The appointment shall continue at the pleasure of the Audit Committee, subject to ratification by the shareholders. The Auditors have acted as the Company’s auditors since the Company’s inception in 1983.
The Board of Directors expects that one or more representatives of the Auditors will be present at the meeting. The Auditors will then be given the opportunity to make a statement, and will be available to respond to appropriate questions.
RECOMMENDATION OF THE BOARD OF DIRECTORS
The Board of Directors unanimously recommends a vote in favor of Proposal No. 2.

SERVICES PROVIDED BY THE AUDITOR AND FEES PAID
Audit Committee Pre-Approval of Services
The Audit Committee pre-approved all audit and non-audit services provided to the Company by the Auditor. Under the Company’s pre-approval policies and procedures in effect during 2009, the Audit Committee was authorized to pre-approve the engagement of the Auditor to provide certain specified audit and non-audit services.
Audit Fees
KGS LLP served as the Company’s independent registered public accounting firm for fiscal year 2009. The services performed by KGS LLP in this capacity included conducting an audit in accordance with generally accepted auditing standards and expressing an opinion on the Company’s consolidated financial statements.
KGS LLP fees for professional services rendered in connection with the audit and review of Form 10-K and all other SEC regulatory filings were $340,000 for the 2009 fiscal year and $379,000 for the 2008 fiscal year. The Company has paid and is current on all billed fees.
Audit-Related Fees
Audit-related fees billed in fiscal 2009 and 2008 by KGS LLP were $4,000 and $46,000, respectively. Audit related fees consist primarily of fees billed for professional services rendered by KGS for accounting consultations and readiness consultations for Section 404 of the Sarbanes Oxley Act of 2002.
Tax Fees
KGS LLP fees for professional services rendered in connection with Federal and State tax return preparation and other tax matters for the 2009 and 2008 fiscal years were $55,000 and $51,000, respectively.
All Other Fees
The Company did not pay any other fees to KGS LLP in 2009 or 2008.

REPORT OF THE AUDIT COMMITTEE*
The Audit Committee of the Board operates under its charter, which was originally adopted by the Board in 2000. Management is responsible for the Company’s internal accounting and financial controls, the financial reporting process, the internal audit function and compliance with the Company’s policies and legal requirements. The Company’s independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with standards of the Public Company Accounting Oversight Board (United States) and for issuance of a report thereon; they also perform limited reviews of the Company’s unaudited quarterly financial statements.
The Audit Committee’s responsibility is to engage the independent registered public accounting firm, monitor and oversee these accounting, financial and audit processes and report its findings to the full Board. It also investigates matters related to the Company’s financial statements and controls as it deems appropriate. In the performance of these oversight functions, the members of the Audit Committee rely upon the information, opinions, reports and statements presented to them by Company management and by the independent registered public accounting firm, as well as by other experts that the Committee hires.
The Committee reviewed and discussed the audited consolidated financial statements of the Company for fiscal year 2009 with management, who represented that the Company’s consolidated financial statements for fiscal 2009 were prepared in accordance with accounting principles generally accepted in the United States of America. It discussed with KGS LLP, the Company’s independent registered public accounting firm for fiscal 2009, those matters required to be reviewed pursuant to Statement of Accounting Standards No. 61 (Communication with Audit Committees), as amended by Statement of Accounting Standards No. 90 (Audit Committee Communications). The Committee has received from KGS LLP written independence disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and had a discussion with KGS LLP regarding their independence.
Based on the review of the representations of management, the discussions with management and the independent registered public accounting firm and the review of the Report of KGS LLP, Independent Registered Public Accounting Firm, to the Committee, the Audit Committee recommended to the Board that the financial statements of the Company for fiscal year 2009 as audited by KGS LLP be included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission.
AUDIT COMMITTEE
Robert Lage (Chairman)
Stanley Kreitman
Jack Polak

*
The information contained in this Audit Committee Report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any filings under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference into any such filing.

ADDITIONAL MATTERS
Other Matters
The Board of Directors knows of no other matters to be presented, but if any other matters properly come before the Annual Meeting, it is intended that the persons holding proxies will vote thereon in accordance with their best judgments.
When a shareholder votes over the internet or returns a duly executed proxy, the shares represented thereby will be voted as indicated thereon or, if no direction is indicated, in accordance with the recommendations of the Board of Directors.
Solicitation of Proxies
The Company will bear the entire cost of solicitation, including preparation, assembly, printing and mailing of the E-Notice, and if requested by shareholders, this Proxy Statement, the proxy, and any additional material furnished. The E-Notice and, if requested, copies of solicitation material, will be furnished to brokerage houses, fiduciaries, and custodians holding shares in their names that are beneficially owned by others, for forwarding of such material to beneficial owners. The Company may reimburse such persons their forwarding costs. Original solicitation of proxies by mail may be supplemented by telephone, telegram, or personal solicitation by directors, officers or employees of the Company. No additional compensation will be paid for any such services.
Shareholder Proposals for the Year 2011
Proposals of shareholders that are intended to be presented at the Company’s 2011 Annual Meeting of Shareholders must be received by the Company no later than January 24, 2011 in order to be included in the Company’s proxy materials relating to that meeting.
By Order of the Board of Directors
/s/ Ira W. Berman
Ira W. Berman,
Chairman of the Board of Directors,
Executive Vice President and Secretary
East Rutherford, New Jersey
May 17, 2010

CCA INDUSTRIES, INC. PROXY SOLICITED BY THE BOARD OF DIRECTORS The undersigned, revoking all prior proxies, hereby appoints David Edell and Ira W. Berman, and each of them, proxies and attorneys in fact, with power of substitution, to vote all shares the undersigned is entitled to vote at the Annual Meeting of Shareholders of CCA INDUSTRIES, INC., to be held at the office of CCA Industries, Inc. 200 Murray Hill Parkway, East Rutherford, NJ on July 7, 2010 at 2 p.m., and to vote as directed on the reverse side upon the proposals, and in their discretion upon such other business as may properly come before the meeting or any adjournment thereof (all as more fully set forth in the Notice of MeetIng and Proxy Statement, receipt of which is hereby acknowledged). THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS. UNLESS OTHERWISE SPECIFIED, IT WILL BE VOTED “FOR” THE ELECTION OF ROBERT LAGE, DUNNAN EDELL AND JAMES P. MASTRIAN AS DIRECTORS, AND “FOR” THE APPOINTMENT OF KGS LLP. (Continued and to be signed on the reverse side)

Important Notice of Availability of Proxy Materials for the Shareholder Meeting of CCA INDUSTRIES, INC. To Be Held On: July 7, 2010 at 2:00 p.m. 200 Murray Hill Parkway, East Rutherford, NJ COMPANY NUMBER JOHN SMITH 1234 MAIN STREET ACCOUNT NUMBER APT. 203 NEW YORK, NY 10038 CONTROL NUMBER This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. If you want to receive a paper or e-mail copy of the proxy materials you must request one. There is no charge to you for requesting a copy. To facilitate timely delivery please make the request as instructed below before 6/28/10. Please visit http://www.ccaindustries.com/2010-meeting.shtml, where the following materials are available for view: • Notice of Annual Meeting of Stockholders • Proxy Statement • Form of Electronic Proxy Card • Annual Report on Form 10-K • Letter to Shareholders TO REQUEST MATERIAL: TELEPHONE: 888-Proxy-NA (888-776-9962) 718-921-8562 (for international callers) E-MAIL: info@amstock.com WEBSITE: http://www.amstock.com/proxyservices/requestmaterials.asp TO VOTE: ONLINE: To access your online proxy card, please visit www.voteproxy.com and follow the on-screen instructions. You may enter your voting instructions at www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date. IN PERSON: You may vote your shares in person by attending the Annual Meeting. MAIL: You may request a card by following the instructions above. 1. To elect directors to serve on the Board of Directors for the ensuing year. 2. To ratify the appointment of KGS LLP (“KGS”), as the Company’s independent certified public accountants for the fiscal year ending November 30, 2010. NOMINEES: Robert Lage Dunnan Edell To grant the proxy the power to vote in his discretion upon such other matters as may James P. Mastrian properly come before the Meeting or any adjournment thereof. O Nominee #13 Please note that you cannot use this notice to vote by mail.

ANNUAL MEETING OF SHAREHOLDERS OF CCA INDUSTRIES, INC. To Be Held On: July 7, 2010 at 2:00 p.m. 200 Murray Hill Parkway, East Rutherford, NJ PROXY VOTING INSTRUCTIONS INTERNET — Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page, and use the Company Number and Account COMPANY NUMBER Number shown on your proxy card. Vote online until 11:59 PM EST the day before the meeting. MAIL — Sign, date and mail your proxy card in the envelope ACCOUNT NUMBER provided as soon as possible. IN PERSON — You may vote your shares in person by attending the Annual Meeting. NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of meeting, proxy statement and proxy card are available at http://www.ccaindustries.com/2010-meeting.shtml Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. 20330000000000000000 9 070710 THE BOARD OF DIRECTORS RECOMMENDS A “FOR” VOTE FOR ALL PROPOSALS. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x FOR AGAINST ABSTAIN 1. To elect directors to serve on the Board of Directors for the ensuing year. 2. To ratify the appointment of KGS LLP (“KGS”), as the Company’s independent certified public accountants for the NOMINEES: fiscal year ending November 30, 2010. FOR ALL NOMINEES O Robert Lage O Dunnan Edell To grant the proxy the power to vote in his discretion upon such other matters as may WITHHOLD AUTHORITY O James P. Mastrian FOR ALL NOMINEES properly come before the Meeting or any adjournment thereof. FOR ALL EXCEPT This proxy will be voted as directed. Unless otherwise directed, this (See instructions below) Proxy will be voted for all proposals. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN YOUR PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE SO THAT YOUR VOTE WILL BE COUNTED. INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: JOTo change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. Signature of Shareholder Date: Signature of Shareholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.